UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2017

AMERICAN BIO MEDICA CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-28666	14-1702188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

122 Smith Road, Kinderhook, NY 12106

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 518-758-8158

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 26, 2017, upon recommendation of American Bio Medica Corporation’s (the “Company”) Nominating Committee of the Board of Directors, the Board of Directors appointed Chaim Davis to fill a board seat vacancy created by the resignation of Carl A. Florio on April 6, 2017. Mr. Davis was also appointed to the Compensation, Audit and Nominating Committees of the Company’s Board of Directors.

Since July 2005, Mr. Davis has been the Managing Member of Revach Group, LLC, the general partner of Revach Fund L.P. (“Revach”), a sector-specific life science fund focusing on micro to mid cap companies, which he founded in 2005. He has also served as a consultant to other hedge funds including Gem Partners, KOM Capital Management and Maot Group. From 2010 to 2014, he served as a director and a member of the audit and compensation committees of AtheroNova Inc. (OTCBQ: AHRO), and from 2001 to 2004, he served as a healthcare analyst at The Garnet Group. Mr. Davis received his B.A. from Columbia University. Since April 2013, Mr. Davis has also served on the Board of Directors of Entera Bio, a clinical stage biopharmaceutical company. There are no material arrangements, including compensation arrangements, between Mr. Davis and the Company other than customary compensation to board members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BIO MEDICA CORPORATION (Registrant)

Dated: June 30, 2017	By:	/s/ Melissa A. Waterhouse
Melissa A. Waterhouse
Chief Executive Officer (Principal Executive Officer)
Principal Financial Officer